UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/20/2010

Servotronics, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-07109

Delaware	16-0837866
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1110 Maple Street
Elma, New York 14059
(Address of principal executive offices, including zip code)

(716) 655-5990
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On May 20, 2010, the Board of Directors of Servotronics, Inc. (the "Company") adopted amendments to certain stock option agreements not issued pursuant to the Company's 2000 Employees Stock Option Plan or the Company's 2001 Long-Term Stock Incentive Plan to provide that prior to the expiration date for each stock option, the optionee may surrender some or all of the unexercised options to the Company and, if the optionee's proposal is accepted by the Company, receive a payment from the Company equal to the increase in the value of the option on the date of surrender with certain adjustments. The adjustments insured that, consistent with the above-referenced 2000 Employees Stock Option Plan and 2001 Long-Term Stock Incentive Plan, the payment received by an optionee who surrendered options in lieu of exercise would receive a payment which would not exceed the economic benefit to the optionee if the options were contemporaneously exercised. The Company retains the right to reject the optionees' offer to surrender their options at the Company's discretion.

The foregoing summary description of the amendments to the stock option agreements does not purport to be complete and is qualified in its entirety by reference to the amendments which will be filed as exhibits to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Servotronics, Inc.

Date: May 26, 2010	By:	/s/ Cari L. Jaroslawsky
Cari L. Jaroslawsky
Chief Financial Officer